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EXHIBIT 4

Certification of Aaron Regent, Chief Executive Officer

In connection with the Annual Report of Falconbridge Limited (the "Company") on Form 40-F for the fiscal year ended December 31, 2002 (the "Report"), I, Aaron Regent, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2003

/s/ Aaron Regent
Aaron Regent Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Falconbridge Limited and will be retained by Falconbridge Limited and furnished to the Securities and Exchange Commission or its staff upon request.

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EXHIBIT 4